Exhibit 99.1

PRESS RELEASE

OPEN TEXT AND CAPTARIS MERGER COMPLETED

Waterloo, ON and Bellevue, Wash. - October 31, 2008 – Open Text Corporation (NASDAQ: OTEX, TSX: OTC) a global leader in Enterprise Content Management (ECM), and Captaris, Inc. (NASDAQ: CAPA), a leading provider of software products that automate document-centric processes, today announced the completion of the merger of Captaris with a wholly-owned subsidiary of Open Text Inc. The merger was approved by the shareholders of Captaris at a special meeting held earlier today. As a result of the merger, Captaris became a privately-held company, wholly-owned by Open Text and its subsidiaries.

“With the merger now complete, we are in an excellent position to take advantage of the opportunities that lie before us as a combined company,” said John Shackleton, President and Chief Executive Officer at Open Text. “Captaris strengthens our position as the ECM market’s independent leader and broadens the suite of solutions we offer that integrate with SAP, Microsoft and Oracle, our three strategic partners.”

Shares of Captaris’s common stock, which prior to the merger traded on the Nasdaq Global Market under the symbol “CAPA,” are in the process of being delisted from trading.

About Open Text

Open Text™ is the world's largest independent provider of Enterprise Content Management (ECM) software. The company's solutions manage information for all types of business, compliance and industry requirements in the world's largest companies, government agencies and professional service firms. Open Text supports approximately 46,000 customers and millions of users in 114 countries and 12 languages. For more information about Open Text, visit www.opentext.com.

About Captaris, Inc.

Captaris, Inc. is a leading provider of software products that automate document-centric business processes. Captaris specializes in document capture, recognition, routing, workflow and delivery. Captaris integrated solutions provide interoperability with leading line of business applications and technology platforms. Captaris products include Captaris Workflow, Alchemy, DOKuStar, RecoStar, and Single Click Entry which are distributed through a global network of leading technology partners. Captaris customers include the entire Fortune 100 and the majority of Global 2000 companies. For more information about Captaris please visit: www.captaris.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements relating to the acquisition of Captaris, the deployment of Livelink and our other products by customers, and future performance of Open Text Corporation. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances. Forward-looking statements in this release are not promises or guarantees and are subject to certain risks and uncertainties, and actual results may differ materially. The risks and uncertainties that may affect forward-looking statements include, among others, the failure to develop new products, risks involved in fluctuations in currency exchange rates, delays in purchasing decisions of customers, the completion and integration of acquisitions, the possibility of technical, logistical or planning issues in connection with deployments, the continuous commitment of Open Text’s customers, demand for Open Text’s products and other risks detailed from time to time in Open Text’s filings with the

Securities and Exchange Commission (SEC), including the Form 10-K for the year ended June 30, 2008. You should not place undue reliance upon any such forward-looking statements, which are based on management’s beliefs and opinions at the time the statements are made, and neither Captaris nor Open Text undertake any obligations to update forward-looking statements should circumstances or management’s beliefs or opinions change.

Copyright© 2008 by Open Text Corporation. LIVELINK ECM and OPEN TEXT are trademarks or registered trademarks of Open Text Corporation in the United States of America, Canada, the European Union and/or other countries. This list of trademarks is not exhaustive. Other trademarks, registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text Corporation or other respective owners.

For more information, please contact:

Paul McFeeters

Chief Financial Officer

Open Text Corporation

+1-905-762-6121

pmcfeeters@opentext.com

Greg Secord

Vice-President, Investor Relations

Open Text Corporation

+1-519-888-7111 ext.2408

gsecord@opentext.com

Rich Maganini

Director, Corporate Communications

Open Text Corporation

+1-847-267-9330 ext.4266

rmaganin@opentext.com